SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 21, 2000

                            MANPOWER INC.
     (Exact name of registrant as specified in its charter)



       Wisconsin                     1-10686                39-1672779
(State or other jurisdiction  (Commission file number)     (IRS Employer
      of incorporation)                                  Identification No.)


                    5301 North Ironwood Road
                   Milwaukee, Wisconsin 53217
            (Address of principal executive offices)



Registrant's telephone number, including area code: (414) 961-1000


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Item 5.  Other Events.

     On July 21, 2000, Manpower Inc. (the "Company") announced the election of Nancy G. Brinker to its Board of Directors as a Class I director with a term expiring in 2003 and the election of Edward J. Zore to its Board of Directors as a Class III director with a term expiring in 2002. Ms. Brinker, 53, is the founding chairman of the board of The Susan G. Komen Breast
Cancer Foundation and is a director of US Oncology, Inc. and a trustee of the New York University Medical
School Foundation and Netmarket Group, Inc.  Mr. Zore,
55, is President of Northwestern Mutual and a member of its Board of Trustees. Mr. Zore is also a director of the Frank Russell Company, Robert W. Baird Financial
Corporation and MGIC Investment Corporation.  The
Company's Press Release issued July 21, 2000 is attached hereto as an exhibit to this report and is incorporated herein by reference (except for references to the websites of the Company and The Empower Group or information contained therein).

     On July 25, 2000, Manpower Inc. is making available certain operating unit results for the three and six month periods ended June 30, 2000 and 1999.



Item 7.  Exhibits.

Exhibit No.         Description

  99.1              Press Release dated July 21, 2000

  99.2              Operating Unit Results


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                           SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MANPOWER INC.


Date:  July 25, 2000               /s/ Michael J. Van Handel
                                   -------------------------------
                                   Michael J. Van Handel
                                   Senior Vice President, Chief Financial
                                   Officer and Secretary


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                     EXHIBIT INDEX

Exhibit No.         Description

  99.1              Press Release dated July 21, 2000

  99.2              Operating Unit Results